THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (TORONTO TIME) ON  ●, 202● SUBJECT TO EARLIER EXPIRY IN ACCORDANCE WITH THE TERMS SET FORTH IN THIS WARRANT CERTIFICATE.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (A) ●, 202● AND (B) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY ANY PROVINCE OR TERRITORY OF CANADA.

WARRANTS TO PURCHASE CLASS A COMMON VOTING SHARES OF
MADRE TIERRA MINING LTD.
(a British Columbia corporation)

WARRANT CERTIFICATE NO. WT-●	● Warrants, each entitling the Holder, subject to adjustment, to acquire one Common Share in the capital of Madre Tierra Mining Ltd.

THIS IS TO CERTIFY THAT for value received the holder, ● (the “Holder”) is entitled to acquire in the manner herein provided one fully paid and non-assessable Class A voting common share of Madre Tierra Mining Ltd. (the “Corporation”) for each of the warrants (the “Warrants” and individually a “Warrant”) represented by this certificate or by a replacement certificate (in either case, this “Warrant Certificate”). Unless otherwise stated, all references to sums of money in this Warrant Certificate are expressed in Canadian dollars.
The Warrants are exercisable at any time prior to the earlier of (i) 4:30 p.m. (Toronto time) on ●, 202● (the “Expiry Time”) and (ii) the occurrence of a Departure Event (as defined below). The subscription price for each Common Share to be acquired upon exercise of each Warrant shall be US$0.05 (the “Exercise Price”), subject to the provisions and upon the terms and conditions referred to in this Warrant Certificate.

1. Interpretation

1.1	Where used in this Warrant Certificate, the following words and phrases have the following meanings:

(a)	“Common Shares” means common shares in the capital of the Corporation.
(b)
“Common Share Reorganization” means (i) a subdivision, redivision or change in the number of Common Shares at any time outstanding into a greater number of Common Shares, (ii) a reduction, combination or consolidation in the Common Shares at any time outstanding into a lesser number of Common Shares or (iii) any issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of the Common Shares as a stock dividend or other distribution (other than as a distribution of Common Shares upon exercise of the Warrants, warrants or options previously issued by the Corporation or pursuant to the exercise of directors, officers or employee stock options granted under the Corporation's stock option plans).

(c)
“Corporate Reorganization” means any reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or other securities (other than a Common Share Reorganization), including, without limitation, in connection with:

(i)	a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other company; or
(ii)	any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person or any exchange of Common Shares into securities of another company.
(d)
“Current Market Price” of the Common Shares at any date means the weighted average trading price per Common Share for 10 consecutive trading days ending the trading day before such date on the primary stock exchange on which the Common Shares trade, or, if the Common Shares or any other security in respect of which a determination of Current Market Price is being made are not listed on any stock exchange, the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation, acting reasonably and in good faith, which determination shall be conclusive; and for the purpose of this definition, the weighted average trading price shall be determined by dividing the aggregate sale price of all Common Shares sold during such period of 10 consecutive trading days on such exchange or market, as the case may be, by the total number of Common Shares so sold;

(e)
“Departure Event” means the termination of the Holder’s position with the Corporation as an employee, consultant or director, as applicable, provided such termination occurs prior to a Milestone and such termination is for cause or is voluntary on the part of the Holder.

(f)
“Milestone” means occurrence of either of the following: completion (in one or more tranches) by the Corporation of equity financing with aggregate gross proceeds of at least US$10,000,000; or the filing by the Corporation of a registration statement in the United States.

2. Exercise of Warrants

2.1
The Warrants represented by this Warrant Certificate may be exercised by the Holder at any time prior to the Expiry Time, in whole or in part, by delivering to the office of the Corporation, at 1321 Blanshard Street, Suite 301, Victoria BC V8W 0B6, Canada, Attention: Chief Executive Officer, during its normal business hours:

(a)	a duly completed and executed Notice of Exercise in the form attached to this Warrant Certificate;
(b)	a wire transfer, certified cheque or bank draft payable in Canadian funds to or to the order of the Corporation in payment of the Exercise Price for the number of Warrants being exercised; and
(c)	this Warrant Certificate.
2.2
Subject to the terms of this Warrant Certificate, upon exercise of Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed immediately for all purposes to be the holder or holders of record of such Common Shares and the Corporation will cause a certificate or certificates representing the Common Shares and, if applicable, any unexercised Warrants, to be delivered or mailed to the person or persons at the address or addresses specified in the applicable Notice of Exercise within seven days of receipt of the documents and payment referred to in Section 2.1 above.

2.3
No fractional shares shall be issued and if the exercise of the Warrants represented hereby would result in the Holder being entitled to receive a fraction of a share, the Corporation shall instead issue upon the exercise the next lower whole number of Common Shares; provided, that such entitlement of the Holder to a fractional share may subsequently be exercised in combination with other rights which, in the aggregate, entitle the Holder to purchase a whole number of Common Shares. The Holder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate.  In the event that the Holder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Holder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

2.4	The Corporation covenants and agrees that:

(a)
all Common Shares issued upon the exercise of the rights represented by this Warrant Certificate will, upon payment of the Exercise Price therefor, be duly authorized and validly issued as  fully paid and non-assessable Common Shares, free and clear of all liens, charges and encumbrances;

(b)
from and after the date of this Warrant Certificate and otherwise during the period within which the rights represented by this Warrant Certificate may be exercised, the Corporation will at all times (to the extent necessary under applicable corporate law) have authorized and reserved for issuance a sufficient number of Common Shares to provide for the exercise of the Warrants represented by this Warrant Certificate; and

(c)
until the earlier of the Expiry Time or such time as the Warrants cease to be outstanding, it will use its commercially reasonable efforts to (i) preserve and maintain its corporate existence, and (ii) remain a reporting issuer not in default in at least one jurisdiction in Canada. Notwithstanding the foregoing, the Corporation shall not be prohibited from completing a transaction contemplated in Section 4 on the condition it complies with Section 4 even if the result of the transaction is that the Corporation ceases its corporate existence and/or ceases to be a reporting issuer in at least one jurisdiction in Canada.

2.5
If the Warrants represented by this Warrant Certificate have not been exercised prior to the Expiry Time, all rights under the Warrants represented hereby shall wholly cease and terminate and the Warrants shall be void and of no effect.

3. Issue in Substitution for Lost Warrants

3.1
In case this Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law and to Section 3.2, shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant Certificate.

3.2
The applicant for the issue of a new Warrant Certificate pursuant to this Section 3 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion acting reasonably and the applicant may also be required to furnish an indemnity in form satisfactory to the Corporation in its discretion acting reasonably, and shall pay the reasonable charges of the Corporation in connection therewith.

4. Adjustment of Subscription Rights

4.1
If and whenever at any time after the date hereof and prior to the Expiry Time there shall be a Corporate Reorganization, the Holder shall thereafter upon the exercise of the Warrants be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the Holder was entitled to upon such exercise, the kind and amount of shares, other securities or property which the Holder would have been entitled to receive as a result of such Corporate Reorganization if the Holder had been the registered holder of the number of  Common Shares on the record date or effective date thereof, as the case may be, to which the Holder was entitled to upon exercise of the Warrants. If necessary, appropriate adjustments shall be made in the application of the provisions set out herein with respect to the rights and interests of the Holder after the consummation of the Corporate Reorganization to the end that the provisions set out herein shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants represented hereby.

4.2	If and whenever at any time after the date hereof and prior to the Expiry Time:
(a)
a Common Share Reorganization takes place and the Holder holds Warrants that have not been exercised on or prior to the effective date or record date of such Common Share Reorganization, as the case may be, upon the exercise of such right thereafter then the Holder shall be entitled to receive and shall accept in lieu of the number of Common Shares which would otherwise then have been subscribed for by the Holder, at the Exercise Price as adjusted in accordance with Section 4.2(b), the aggregate number of Common Shares or other securities convertible into or exchangeable for Common Shares, or both, that the Holder would have been entitled to receive as a result of such Common Share Reorganization, on such record date or effective date, as the case may be, had the Holder been the registered holder of the number of Common Shares so subscribed for; and

(b)
the Corporation shall effect a Common Share Reorganization, the Exercise Price in effect on the effective date (subject to the last sentence of this Section 4.2(b)) of such Common Share Reorganization shall be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately following such event. For the purposes of the adjustment contemplated hereby, the expression “number of Common Shares outstanding” at any time shall include all Common Shares issuable upon exercise of all outstanding rights to acquire Common Shares, the exercise of which is not subject to any condition or limitation which has not been satisfied at that time.  Any such issue of Common Shares by way of a stock dividend will be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 4.2(b).

4.3
If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issuance or distribution to all or substantially all of the holders of Common Shares of: (i) securities of the Corporation, including without limitation shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares; (ii) evidences of indebtedness (including indebtedness of the Corporation); or (ii) property or other assets of the Corporation, and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), then the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution by multiplying the Exercise Price in effect on such record date by a fraction:

(a)	the numerator of which shall be:
(i)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of a Common Share on such record date, less
(ii)
the aggregate fair market value, as determined by the board of directors of the Corporation, of the securities, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, and

(b)	the denominator of which shall be the product of the number of Common Shares outstanding on such record date and the Current Market Price of a Common Share on such record date.
To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 4.3 as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this Section 4.3, the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.
4.4
If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall issue to all or substantially all of the holders of Common Shares rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (the “Rights Period”), to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per Common Share to the holder (or at an exchange or conversion price per share at the date of issue of such securities to the holder in the case of securities exchangeable for or convertible into Common Shares) of less than 95% of the Current Market Price of a Common Share on such record date (any of such events being called a “Rights Offering”), and if the Corporation does not provide the opportunity to participate in the Rights Offering on the same terms and conditions applicable to holders of Common Shares in respect of the Common Shares to be issued to the Holder on the exercise of the Warrants, then the Exercise Price shall be adjusted effective immediately as of the record date for the Rights Offering by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(a) the numerator of which shall be the aggregate of:
(i)	the number of Common Shares outstanding as of the record date for the Rights Offering, and
(ii)	a number determined by dividing
A.
the amount equal to the aggregate consideration payable on the exercise of all of the rights, warrants and options under the Rights Offering plus the aggregate consideration, if any, payable on the exchange or conversion of the securities exchangeable for or convertible into Common Shares issued upon exercise of such rights, warrants or options (assuming the exercise of all rights, warrants and options under the Rights Offering and assuming the exchange or conversion of all securities exchangeable for or convertible into Common Shares issued upon exercise of such rights, warrants and options);

by

B.	the Current Market Price of a Common Share as of the record date for the Rights Offering, and
(b)
the denominator of which shall be the number of Common Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, warrants or options under the Rights Offering and assuming the exchange or conversion into Common Shares of all securities exchangeable for or convertible into Common Shares issued upon exercise of such rights, warrants or options, if any).

If by the terms of the rights, options or warrants referred to in this Section 4.4 there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. To the extent that any adjustment in Exercise Price occurs pursuant to this Section 4.4 as a result of the fixing by the Corporation of a record date for a Rights Offering, the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.
4.5
Notwithstanding anything to the contrary set forth in this Warrant Certificate, if, in the opinion of the board of directors of the Corporation, acting reasonably, at any time prior to the Expiry Time the Corporation takes any other action affecting its capital:

(a)
to which the foregoing provisions of Sections 4.1, 4.2, 4.3 or 4.4 are not strictly applicable or, if strictly applicable, would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof; or

(b)	which would otherwise materially affect the rights of the Holder hereunder,

then the board of directors of the Corporation shall, subject to any requisite regulatory approval, adjust such rights as aforesaid in such a manner as the board of directors of the Corporation, acting reasonably and in good faith, determines is equitable in the circumstances.

4.6	The adjustments provided for herein:

(a)	are cumulative and shall apply to successive events resulting in any adjustment under Sections 4.1, 4.2, 4.3, 4.4 or 4.5;

(b)	are intended to preserve the economic value of the Warrants, not to enhance or diminish their value;

(c)
shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent but shall not be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this Section 4.6(c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment; and

(d)
shall, in respect of the Common Shares to be issued to the Holder on the exercise of the Warrants, not be required unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this Section 4.6(d) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

4.7
In any case of an event for which an adjustment shall be effective immediately after a record date for an event referred to herein, the Corporation may defer, until the completion of such an event, issuing to the Holder of any Warrant exercised after such record date and before the completion of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation shall deliver or cause to be delivered to the Holder an appropriate instrument evidencing such Holder's right, upon the completion of the event requiring the adjustment, to receive the additional Common Shares and the right to receive any dividends or other distributions which, but for the provisions of this Section 4.7, such person or persons would have been entitled to receive in respect of such additional Common Shares from and after the date that the Warrant was exercised in respect thereof.

4.8
On the happening of each and every event which requires adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price or the number of Common Shares which are purchasable upon the exercise thereof, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

4.9
If the Corporation shall set a record date to determine the holders of the shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

4.10
In the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution or any Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected.

4.11
Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any computation under Sections 4.1, 4.2, 4.3 or 4.4.

4.12
Any question arising with respect to the adjustments provided herein shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder.

4.13
If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares covered by this Warrant Certificate, the Corporation may, in complete satisfaction of its obligations hereunder, pay to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares or other securities on the date of exercise by the Holder.

5. Transfer

5.1	Subject to any restriction under applicable law or policy or of any applicable regulatory body, this Warrant Certificate and the Warrants represented hereby shall be non-transferrable .

6. Resale Restrictions, Legending of Certificates

6.1	Any Common Shares issued upon exercise of these Warrants before the date that is four months and one day after ●, 202●, shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (A) ●, 202● AND (B) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY ANY PROVINCE OR TERRITORY OF CANADA.

7. Miscellaneous

7.1
The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the Holder thereof a holder of Common Shares of the Corporation or entitle the Holder to any rights as a holder of Common Shares, including without limitation, voting rights.

7.2
The Holder may, upon surrender of this Warrant Certificate at the office of the Corporation located at 1321 Blanshard Street, Suite 301, Victoria BC V8W 0B6, Canada, Attention: Chief Executive Officer, exchange this Warrant Certificate for other Warrant Certificates evidencing Warrants entitling the holder to receive in the aggregate the same number of Common Shares as may be acquired pursuant to the Warrants evidenced by this Warrant Certificate.

7.3
Any notice or other communication (a “Communication”) to be made or given in connection with this Warrant Certificate shall be made or given in writing and may be made or given by personal delivery, by registered mail addressed to the recipient at its address provided on the first page of this Warrant Certificate or such other address or individual as may be designated by it by notice given in accordance with this Section 7.3.  Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the fourth day, other than a Saturday, Sunday or civic or statutory holiday in Toronto, Ontario, following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of the mail, any such Communication shall not be mailed but shall be made or given by personal delivery.

7.4	Time is of the essence hereof.

7.5	This Warrant Certificate shall be exclusively governed by and interpreted in accordance with the laws from time to time in force in British Columbia and the laws of Canada applicable thereto.

7.6	This Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and permitted assigns.

7.7
If a court or other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Warrant Certificate is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained in this Warrant Certificate shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Warrant Certificate would fail in its essential purpose.

 [Signature page follows.]

MADRE TIERRA MINING LTD., intending to be contractually bound, has caused this Warrant Certificate to be signed by its duly authorized officer as of ●, 202●.
MADRE TIERRA MINING LTD.

By:

(Authorized Signatory)

NOTICE OF EXERCISE
TO:	MADRE TIERRA MINING LTD. (the “Corporation”)
Capitalized terms not defined herein have the meaning set out in the Warrant Certificate of the Corporation dated ●, 202● (the “Warrant Certificate”).
The undersigned holder of the Warrants represented by the enclosed Warrant Certificate hereby exercises the right provided for in the Warrants to purchase ________________ Class A common voting shares (“Common Shares”) in the capital of the Corporation issuable on the exercise of the Warrants and encloses the amount of US$0.05 per Common Share (or the adjusted Exercise Price at which the undersigned is entitled to purchase such shares as provided in this Warrant Certificate) by way of certified cheque or recognized bank draft made payable to or to the order of the Corporation.

As at the time of exercise hereunder, the undersigned represents, warrants and certifies as follows (check one):
☐
(a) the undersigned Holder at the time of exercise of the Warrants is not in the United States (as such term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), is not a U.S. person (as such term is defined in Regulation S under the U.S. Securities Act), and is not exercising the Warrants for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and did not execute or deliver this exercise form in the United States; OR

☐
(b) the undersigned Holder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. Holder, and is an Accredited Investor (as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and will complete a U.S. Accredited Investor Status Certificate in the form provided by the Corporation; OR

☐
(c) if the undersigned Holder is a U.S. Holder, the undersigned has delivered to the Corporation and the Corporation's transfer agent, if any, an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Corporation) or such other evidence satisfactory to the Corporation to the effect that with respect to the Shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The undersigned hereby irrevocably directs that such Common Shares be issued and delivered as follows:
Name(s) in Full	Address(es)*	Number(s) of Common Shares
______________________	_______________________	________________________
______________________	_______________________	________________________
Please print in full the name in which certificate(s) are to be issued.

DATED this                        day of                                                                           , 20__.

______________________________          ______________________________
Witness                         Signature of Holder
 ______________________________
 Name of Holder
 ______________________________

 ______________________________
 Address of Holder
☐ Please check box if these certificates are to be delivered to the office where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address shown on the register.